EXHIBIT 23.1

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 21, 2000, included in Manatron, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2000 and all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Grand Rapids, Michigan
December 15, 2000